SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 15, 2003

Inco Limited
(Exact name of Registrant as specified in its charter)

Canada	1-1143	98-0000676
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	file number)	Identification Number)

145 King Street West, Suite 1500
Toronto, Ontario M5H 4B7
(Address of Principal Executive Offices)

Company’s telephone number, including area code: (416) 361-7511

N/A
(Former name or former address, if changed since last report)

Item 12.     Results of Operations and Financial Condition

     On October 15, 2003, Inco Limited (the “Registrant”) issued a press release covering the impact that the slower than expected ramp-up at its Ontario operations after a nearly three-month strike which ended in late August 2003 has had on its production of nickel, copper and platinum-group metals and nickel unit cash cost of sales after by-product credits. The press release also indicates the impact that the increase in such unit cash costs and adjustments in tax accruals as a result of the appreciation in the Canadian dollar will have on its third quarter 2003 net earnings in accordance with Canadian generally accepted accounting principles. The press release also provides updated guidance on nickel unit cash costs of sales after by-product credits for the fourth quarter of 2003 and the year 2003 as well as premiums to be realized over certain benchmark nickel prices. A copy of the press release issued by the Registrant is furnished as Exhibit 99.1 to this Form 8-K.

Item 7.     Financial Statements and Exhibits

     The following Exhibit is furnished as part of this Report:

(1)	Exhibit 99

	(99.1)	Press release of the Registrant dated October 15, 2003 covering the impact of the post-strike ramp-up at the Registrant’s Ontario operations on production, costs and net earnings for the third quarter of 2003 and updating certain guidance.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INCO LIMITED

By:	/s/ Stuart F. Feiner

Stuart F. Feiner
Executive Vice-President
General Counsel and Secretary

Date: October 15, 2003

EXHIBIT INDEX

Exhibit No.	Description		Page

(1)	Exhibit 99

	(99.1)	Press release of the Registrant dated October 15, 2003 covering the impact of the post-strike ramp-up at the Registrant’s Ontario operations on production, costs and net earnings for the third quarter of 2003 and updating certain guidance.